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Exhibit 4.2

Number B-	Incorporated Under the Laws of the State of Delaware	Shares -0- Cusip No.

DISCOVERY HOLDING COMPANY
Series B Common Stock, par value $.01 per share
Specimen Certificate

        This Certifies that                        is the owner of                                    FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF DISCOVERY HOLDING COMPANY (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Discovery Holding Company (the "Company") and EquiServe Trust Company, N.A., as Rights Agent, dated as of [                        ], 2005 and as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

        Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Discovery Holding Company
[Corporate Seal]

President	Secretary

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DISCOVERY HOLDING COMPANY Series B Common Stock, par value $.01 per share Specimen Certificate